LAWSON PRODUCTS, INC.
                              ---------------------

                       LONG-TERM CAPITAL ACCUMULATION PLAN
                       -----------------------------------

1.       Purpose
         -------

         This Plan is designed to promote the interests of the Company by providing long-term incentive compensation to selected key executives, based on appreciation in the value of the Company, and thereby enhancing the ability of the Company to attract, retain and motivate such key personnel.

2.       Definitions
         -----------

         (a) "Company" means Lawson Products, Inc. and any successor corporation or corporations with or into which Lawson Products, Inc. may be consolidated or merged.

         (b) "Board of Directors" means the Board of Directors of the Company.

         (c) "CEO" means the Chief Executive Officer of the Company.

         (d) "Committee" means the Compensation Committee of the Board of Directors or such other committee as the Board may designate to administer this Plan.

         (e) "Participant" means a key executive of the Company who is selected by the Committee to receive Shareholder Value Appreciation Rights under this Plan.

         (f) "Shareholder Value Appreciation Right" or "SVAR" means a unit of participation in this Plan that represents the potential right to receive up to one-tenth of one percent (0.10%) of the Ending SVAR Pool Value.

         (g) "Ending SVAR Pool Value" means the product of (i) the applicable SVAR Participation Rate times (ii) the excess of (A) the Shareholder Value Created over (B) the Aggregate SVAR Obligations.

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         (h) "SVAR Participation Rate" means ten percent (10%); provided, however, that the SVAR Participation Rate shall be twelve and one-half percent (12.5%) (i) if the Operating Income of the Company for calendar year 2008 equals or exceeds $82.8 million or (ii) if, on any earlier date as of which the Ending SVAR Pool Value is determined, the Operating Income of the Company for the period of twelve (12) consecutive months ending with the month end coinciding with or most recently preceding that valuation date equals or exceeds the level previously designated by the Committee as the "Stretch" level of performance (i.e., exceptional performance warranting payment of enhanced incentive compensation under this Plan) for that period of twelve (12) months.

         (i) "Operating Income" means consolidated operating earnings of the Company and any subsidiaries before adjustment for income taxes and interest income or expense, but after accrual for compensation payable under any annual incentive compensation plans, all as determined in accordance with generally accepted accounting principles applied consistently.

         (j) "Shareholder Value Created" means the excess, if any, of (i) the Ending Value of the Company over (ii) the sum of (A) the Initial Value of the Company plus (B) the Compounded Preferred Return for Shareholders.

         (k) "Initial Value of the Company" means $242.1 million, the amount calculated by the Committee as the sum of (i) the product of (A) the EBITDA Multiplier times (B) the EBITDA of the Company for calendar year 2003 plus (ii) the Net Non-Operating Assets and Liabilities of the Company as of December 31, 2003.

         (l) "EBITDA" means consolidated earnings of the Company and any subsidiaries before adjustment for interest, income taxes, depreciation and



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amortization, but after accrual for compensation payable under any annual incentive compensation plans, all as determined in accordance with generally accepted accounting principles applied consistently.

         (m) "EBITDA Multiplier" means eight (8), the number that has been determined by the Board as appropriate to translate the amount of annual EBITDA into a value for the Company.

         (n) "Compounded Preferred Return for Shareholders" means the sum of the Preferred Return for Shareholders for each of the years (or any portion of a year) during the period commencing January 1, 2004 and ending with the date as of which the Ending SVAR Pool Value is determined.

         (o) "Preferred Return for Shareholders" for any year or portion thereof means the product of (i) the Preferred Rate of Return for Shareholders times
(ii) the Average Deemed Investment of Shareholders for that year or portion thereof.

         (p) "Preferred Rate of Return for Shareholders" means an annual rate of ten percent (10%).

         (q) "Average Deemed Investment of Shareholders" for any year or portion thereof means the arithmetic mean of (i) the Deemed Investment of Shareholders at the beginning of the year or portion thereof and (ii) the Deemed Investment of Shareholders at the end of the year or portion thereof.

         (r) "Deemed Investment of Shareholders" at any particular time means the sum of (i) the Initial Value of the Company plus (ii) the aggregate amount of all capital contributions paid to the Company by one or more shareholders after December 31, 2003 plus (iii) the amount (which may be positive or negative) obtained by subtracting from (A) the amount of the retained earnings of the Company as of the particular time in question (B) the amount of the retained earnings of the Company as of December 31, 2003.

         (s) "Aggregate SVAR Obligations" at any particular time means the aggregate amount that would be payable with respect to SVARs if the Ending SVAR Pool Value were determined at that time and all SVARs then outstanding were fully vested and finally valued at that time.

         (t) "Ending Value of the Company" at any particular time means the sum of (i) the EBITDA Component of Value plus (ii) the Net Non-Operating Assets and Liabilities of the Company plus (iii) the Aggregate Net Payments to Shareholders.

         (u) "EBITDA Component of Value" at the end of any particular calendar month means the product of (i) the EBITDA Multiplier times (ii) the EBITDA of the Company for the period of twelve (12) consecutive months ending with that month.

         (v) "Net Non-Operating Assets and Liabilities of the Company" at any particular time means the amount (which may be either positive or negative) obtained by subtracting from (i) the aggregate value at that time (net of all debt that is not included in Non-Operating Liabilities) of cash, marketable securities, the cash surrender value of life insurance policies, and all the Non-Operating Receivables (ii) the aggregate amount at that time of all Non-Operating Liabilities and all accrued liabilities for deferred compensation and for stock options, stock appreciation rights, and any similar equity-based compensation awards, but excluding any accrued liabilities for awards made under this Plan, all as carried in the consolidated accounts of the Company and its subsidiaries.

         (w) "Non-Operating Receivables" means amounts due to the Company which are unrelated to its normal business affairs, as determined by the Committee in its sole discretion.

         (x) "Non-Operating Liabilities" means amounts due from the Company which are unrelated to its normal business affairs, as determined by the Committee in its sole discretion.

         (y) "Aggregate Net Payments to Shareholders" as of any particular time means the amount (which may be positive or negative) obtained by subtracting from (i) the sum of (A) the aggregate amount of all dividend distributions by the Company after December 31, 2003 plus (B) the aggregate amount of all payments by the Company after December 31, 2003 to purchase stock of the Company from one or more shareholders of the Company (ii) the aggregate amount of all capital contributions paid to the Company by one or more shareholders of the Company after December 31, 2003.

         (z) "Permanent Disability" means that a Participant, after being unable due to injury or illness to perform substantially all of the duties of his employment with the Company for a period of at least six (6) months, has been determined by the Board to be permanently prevented from performing substantially all of such duties.

         (aa) "Cause" for the termination of a Participant's employment means
(i) the Participant's willful or intentional failure to perform the duties of his employment in any material respect, (ii) malfeasance or negligence in the performance of the Participant's duties of employment in any material respect,
(iii) the Participant's commission of a felony under the laws of the United States or any state thereof or any other jurisdiction in which the Participant resides (whether or not in connection with his employment), (iv) the Participant's disclosure of material confidential information about the business of the Company or any of its subsidiaries to any individual or entity, other than in the performance of the duties of his employment, (v) the Participant's material violation of any formal written policy adopted by the Company, (vi) the Participant's knowing certification of any misrepresentation or false information in any filing by the Company with a government agency, (vii) the Participant's commission of an act or acts that result in the imposition of criminal or civil penalties against the Company by a government agency, or
(viii) any other act or omission by the Participant (other than an act or omission resulting from the exercise by the Participant of good faith business judgment) which is materially injurious to the financial condition or the business reputation of the Company or any of its subsidiaries; provided, however, that no act or omission by the Participant shall constitute Cause unless the Company gives written notice thereof to the Participant, and the Participant fails to remedy such act or omission within seven (7) days after receiving such notice.

3.       Eligibility
         -----------

         The Committee shall from time to time select Participants in this Plan from those key executives of the Company (or subsidiaries of the Company) who, in the opinion of the Committee, have the capacity for contributing in substantial measure to the long-term successful performance of the Company. The Committee shall have full discretion as to the selection of employees to participate in this Plan, including the right to determine whether or not an employee shall be eligible to receive an award of SVARs before the employee has completed at least twelve (12) months of full-time employment with the Company or a subsidiary of the Company. No particular employee (regardless of title or position) shall automatically be entitled to participate, and receiving one or more awards under this Plan shall not entitle a Participant to receive any further award.

4.       Awards
         ------

         The Committee shall determine the size and the effective date (which shall not be earlier than January 1, 2004) of each SVAR award made under this Plan. The maximum number of SVARs that may be awarded under this Plan shall be one thousand (1,000), but if any SVARs that have been awarded are then forfeited without payment, the Committee may, in its discretion, cancel all or any portion of such forfeited SVARs or declare them available for use in future awards. Any SVAR for which payment is made under this Plan shall be cancelled and shall not be available for use in future awards. An award of SVARs shall be evidenced by a written instrument delivered to the Participant. The maximum number of SVARs that may be awarded under this Plan to any one individual shall be three hundred and fifty (350).

5.       Administration
         --------------

         (a) This Plan shall be administered by the Committee, which shall have full authority to take any and all actions it deems necessary or appropriate to serve the purposes of this Plan, including but not limited to:

          (i) Prescribe the form of any and all instruments to be used in connection with the Plan, which instruments may, at the Committee's discretion, be different for each Participant;

          (ii) Adopt, amend and rescind from time to time such rules and regulations for the administration of the Plan, and for its own acts and proceedings, as it may deem appropriate;

          (iii) Make all determinations and decide all other questions and settle all controversies which may arise in connection with the administration or interpretation of this Plan; and

          (iv) Impose conditions on any Participant in connection with receiving or retaining any award under this Plan, which conditions may, at the Committee's discretion, be different for each Participant.

         (b) Any decisions, determinations, interpretations or other actions of the Committee or the Board under this Plan shall be made in its sole discretion and shall be binding and conclusive upon all parties, including the Company and any Participant, and shall not be subject to arbitration under Section 21, below, or to any other dispute resolution process. No member of the Committee or the Board shall be liable for any action or determination made by him in good faith with respect to this Plan or any award hereunder.

6.       Valuation of SVARs
         ------------------

         (a) Each SVAR awarded with an effective date of January 1, 2004 shall have a value, for purposes of payment pursuant to Section 11 or Section 12, below, equal to one-tenth of one percent (0.10%) of the Ending SVAR Pool Value.

         (b) Each SVAR awarded with an effective date after January 1, 2004 shall have a value, for purposes of payment pursuant to Section 11 or Section 12, below, determined by prorating the value of an SVAR described in paragraph
(a), above, on the basis of the ratio between (i) the period of time between the effective date of that particular SVAR and the date as of which the Ending SVAR Pool Value is determined and (ii) the period of time between January 1, 2004 and the date as of which the Ending SVAR Pool Value is determined.

7.       Vesting
         -------

         An SVAR awarded under this Plan to any Participant shall vest upon, and only upon, the earliest to occur of (a) December 31, 2008, (b) a Sale of the Company, (c) the termination of that Participant's employment with the Company and all of its subsidiaries because of death, Permanent Disability or termination by the Company without Cause, or (d) a decision by the Committee under Section 9, below, to vest that particular SVAR.

8.       Effect of Death, Permanent Disability or Termination without Cause
         ------------------------------------------------------------------

         If a Participant's employment with the Company and all of its subsidiaries terminates because of the Participant's death or Permanent Disability, or is terminated by the Company other than for Cause, that Participant's SVARs shall vest in full at that time and shall be valued in accordance with Section 6, above, with the applicable Ending SVAR Pool Value being determined as of the calendar month end coinciding with or most recently preceding the date of such termination of employment. Such value shall be paid in accordance with the schedule described in Section 11, below. All such SVARs shall automatically be permanently cancelled and shall not be available for use in future awards.

9.       Effect of Other Termination of Employment
         -----------------------------------------

         (a) If a Participant's employment with the Company and all of its subsidiaries is terminated for Cause, all of the Participant's SVARs shall be forfeited.

         (b) If a Participant's employment terminates by resignation or is terminated by the Company for inadequate performance (in relation to the performance measures established in advance for the Participant), as reasonably determined by the Committee in its discretion, all of the Participant's SVARs shall be forfeited, unless the Committee in its discretion determines that the overall circumstances of and reasons for the termination of employment warrant payment for all or some portion of the Participant's SVARs, in which case valuation, payment and cancellation for any SVARs as to which the Committee has made such a determination shall be made pursuant to Section 8, above, as if employment had terminated because of death, Permanent Disability or termination by the Company without Cause. Prior to making such a determination, the Committee may request a report from the CEO about the circumstances of and reasons for the termination of employment.

         (c) Because all SVARs awarded under this Plan remain entirely unvested until the occurrence of one of the events described in Section 7, above, no forfeiture of SVARs under this Section 9 shall be deemed a loss of earned compensation.

10.      Adjustments for Acquisitions and Other Major Transactions or
         Restructurings
         --------------------------------------------------------------

         If the Company expands its activities by acquiring another ongoing business enterprise, or participates in any other type of major transaction, or significantly restructures its assets and/or operations, and if the Committee after consultation with the CEO determines that fairly measuring subsequent changes in the value of the Company (as, for example, in the case of an acquisition that is strategically advantageous for the Company but for which the purchase price is at a multiple of earnings higher than the EBITDA Multiplier) calls for adjustment of the method for calculating the Ending Value of the Company for purposes of this Plan (which adjustment may include, but need not be limited to, using a different EBITDA Multiplier with respect to the earnings of an acquired enterprise), the Committee may adopt such adjustments as are deemed appropriate.

11.      Payment for SVARs
         -----------------

         (a) Unless earlier valuation and payment for particular SVARs are provided for by Section 8 or Section 9, above, or Section 12, below, the Ending SVAR Pool Value shall be determined as of December 31, 2008, and such determination shall be made not later than March 31, 2009. Payment of the value of all SVARs outstanding on December 31, 2008 shall be made in accordance with paragraph (b), below.

         (b) Subject to paragraphs (c) and (d), below, and after the Participant has executed and delivered to the Company a release (in a form satisfactory to the Committee) of all claims against the Company, payments to each Participant holding vested SVARs shall be made in accordance with the following schedule.


          (i) Within ten (10) days after the determination of the applicable Ending SVAR Pool Value, each such Participant shall receive from the Company a cash payment equal to fifty percent (50%) of the value of his vested SVARs;

          (ii) On each of the first and second anniversaries of the payment made under subparagraph (i), above, each such Participant shall receive from the Company a cash payment equal to twenty-five percent (25%) of the value of his vested SVARs. No interest shall be payable with respect to those deferred amounts.

         (c) In lieu of the payment schedule described in paragraph (b), above, a Participant may elect to defer (in any manner provided for by any elective deferred compensation plan of the Company that is in effect at the time the Participant receives an award of SVARs) payment of all or any portion of the eventual value of an award of SVARs. Any such election must be made in accordance with the applicable deferred compensation plan and applicable law regarding deferral of taxation.

         (d) If a Participant violates in any material respect a confidentiality agreement or a non-competition agreement referred to in Section 14, below, the Participant shall forfeit the right to receive any further payments under this Plan, and the Company shall be entitled to recover any payments previously made to the Participant under this Plan at a time or times when the Participant had committed or was committing such a violation.

12.      Sale of the Company
         -------------------

         (a) Any other provision of this Plan to the contrary notwithstanding, in the event of a Sale of the Company (as defined in paragraph (b), below), the vesting and valuation of and payment for SVARs awarded under this Plan shall be governed by the provisions of this Section 12 rather than by the provisions of Sections 6 through 11 of this Plan; provided, however, that no payments shall be made for any SVARs in connection with a Sale of the Company unless the Ending Value of the Company, determined pursuant to Section 2(t), above, as of the month end coinciding with or most recently preceding the time of the Sale of the Company, exceeds the sum of (i) the Initial Value of the Company plus (ii) the Compounded Preferred Return for Shareholders.

         (b) A "Sale of the Company" means (i) the acquisition (in one or a series of transactions) by one or more related or affiliated entities or persons (other than related or affiliated entities or persons who as of the effective date of this Plan own more than fifty percent (50%) of the outstanding voting securities of the Company) of more than fifty percent (50%) of the outstanding voting securities of the Company, (ii) the sale or other disposition of all or substantially all of the assets of the Company, (iii) the merger or consolidation of the Company with or into another entity, as a result of which merger or consolidation the holders of the outstanding voting securities of the Company immediately prior to such transaction hold less than fifty percent (50%) of the outstanding voting securities of the surviving entity immediately after such transaction or (iv) any other transaction that is determined by the Committee to constitute a major change in the ownership and control of the assets previously held, and operations previously conducted, by the Company.

         (c) Upon the occurrence of a Sale of the Company, all outstanding SVARs awarded under this Plan which have not already vested shall vest in full.

         (d) Upon the occurrence of a Sale of the Company, all SVARs which remain available at that time for awarding under this Plan shall automatically be allocated among all of the Participants who at that time hold SVARs outstanding under this Plan and are still active employees of the Company or a subsidiary of the Company, with such allocation to each such Participant being in direct proportion to the number of outstanding SVARs held by that Participant immediately prior to such allocation. Any SVAR so allocated shall be deemed awarded under this Plan and shall have an effective date for each respective Participant that is the same as the effective date of the most recent preceding award of SVARs to that particular Participant.

         (e) The Ending SVAR Pool Value shall be determined as of the time the Sale of the Company occurs. However, except for purposes of Section 12(a) (for which Section 2(t), above, shall apply), the Ending Value of the Company shall be calculated on the basis of the terms of the Sale of the Company transaction, rather than the terms of Section 2(t), above; and for purposes of calculating the Ending SVAR Pool Value, subpart (B) shall be deleted from part (ii) of
Section 2(g), above.

         (f) The total ending value of outstanding SVARs for each Participant, determined in accordance with this Section 12, shall be paid to that Participant in full within thirty (30) days after the closing of the Sale of the Company, without regard to any deferred payment schedule described in other sections of this Plan; provided, however, that if any portion of the Sale of the Company consideration which is payable to the shareholders of the Company is not paid to the shareholders at the time of the closing in cash, marketable securities, or some other form of readily marketable property, then a corresponding pro rata portion of the payments for SVARs awarded under this Plan shall, unless otherwise determined by the Committee, not be paid to the Participants in connection with the closing but shall be paid to the Participants at the same time or times, and in the same proportion or proportions, and on the same terms and conditions (including without limitation any applicable interest on deferred amounts, any appreciation adjustment, and/or any adjustment for dividends or other distributions with respect to shares) as the balance of the Sale of the Company consideration is paid to the shareholders of the Company or becomes readily marketable, as the case may be; and if the shareholders receive the benefit of any guarantee or security arrangements with respect to any deferred payments, then the Participants shall receive the benefit of the same (if available) or equivalent arrangements. In determining whether property received by the shareholders is readily marketable, any applicable restrictions on transfer (including without limitation restrictions arising under federal or state securities laws or otherwise imposed by the terms and conditions of the contract governing the Sale of the Company transaction) shall be fully taken into account.

13.      Adjustments to Avoid Excise Tax.
         -------------------------------

         (a) Anything in this Plan to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of a Participant (whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise) would be subject to the excise tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), then the amounts payable to the Participant under this Plan shall be reduced to the extent necessary so that no portion of the amounts payable under this Plan shall be subject to such excise tax, but only if (i) the net amount of such payments, as so reduced (and after imposition of the total amount of federal, state and local income tax on such payments) is greater than (ii) the excess of (A) the net amount of such payments, without reduction (but after imposition of the total amount of federal, state and local income tax on such payments) over (B) the amount of

Excise Tax to which the Participant would be subject in respect of such unreduced payments. If it is determined that Excise Tax will or might be imposed on a Participant in the absence of such reduction, the Company and the Participant shall make good faith efforts to seek to identify and pursue reasonable action to avoid the need for such reduction or, if such reduction is not applicable, to reduce the amount of Excise Tax imposed on the Participant; provided, however, that this sentence shall not be construed to require the Participant to accept any further reduction in the amount that would be payable to him in the absence of this sentence. The provisions of this Section 13 shall override and control any inconsistent provision in any other agreement with, or compensation award to, any Participant.

         (b) All determinations required to be made under this Section 13, including whether reduction is required under paragraph (a), above, and the amount of such reduction and the assumptions to be utilized in arriving at such determination, shall be made in good faith by an independent accounting firm selected by the Company in accordance with applicable law (the "Accounting Firm"), in consultation with tax counsel reasonably acceptable to the Participant. In the event that such Accounting Firm is serving as accountant or auditor for the individual, entity or group acting as the acquirer in a Sale of the Company, the Company shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to herein as the Accounting Firm). All fees and expenses of the Accounting Firm shall be borne solely by the Company. If the Accounting Firm determines that no excise tax under Section 4999 of the Code is payable by any particular Participant, the Company shall request that the Accounting Firm furnish the Participant with written guidance that failure to report such excise tax on the Participant's applicable federal income tax return would not result in the imposition of a negligence or similar penalty.

14.      Confidentiality and Non-Competition.
         -----------------------------------

         (a) If a Participant is not already a party to a confidentiality agreement with the Company, the Participant shall, whenever requested by the Company, enter into such an agreement as a condition to retaining SVARs awarded under this Plan.

         (b) As a condition to retaining SVARs awarded under this Plan, each Participant shall, whenever requested by the Company, enter into a restrictive agreement under the terms of which, during the term of the Participant's employment with the Company and for a period of two (2) years thereafter, the Participant shall not, directly or indirectly, engage in, be employed by, act as a consultant to, be a director, officer, owner or partner of, or acquire any other significant interest in, any business activity or entity which competes directly or indirectly with the Company or any subsidiary of the Company. The form and the specific terms of such a restrictive agreement shall be as prescribed by the Company.

         (c) This Section 14 does not limit in any way the scope of Section 5
(a)(iv), above.

15.      Designation of Beneficiary
         --------------------------

         Each Participant may designate a beneficiary or beneficiaries to receive any remaining amounts due him under this Plan in the event of his death, and may change such designation from time to time by filing a written designation of beneficiaries with the Company, provided that no such designation shall be effective unless so filed prior to the death of such Participant. If there is no such designation in effect at the time of a Participant's death, any such remaining amounts shall be paid to the Participant's estate.

16.      No Right of Continued Employment
         --------------------------------

         The receipt of an award hereunder shall not give any Participant any right to continued employment by the Company, and the right to dismiss any

Participant is expressly reserved by the Company, despite the possible adverse effect hereunder on any such Participant. Because the Plan is a contractual arrangement contingent on future events, neither the grant of an award nor a payment hereunder shall be considered compensation for purposes of any profit-sharing, stock purchase, pension or other similar plan of the Company.

17.      No Segregation of Cash or Property
         ----------------------------------

         The Company shall not be required to segregate any cash or any other property in connection with any SVARs awarded under this Plan. No interest shall be payable at any time with respect to any SVARs except as expressly provided herein.

18.      No Rights as a Shareholder
         --------------------------

         No award of SVARs under this Plan shall confer on any Participant any voting or other rights or privileges of a shareholder of the Company. The right of any Participant to receive any distribution or payment under this Plan shall be that of an unsecured general creditor of the Company.

19.      Assignments, Etc.
         -----------------

         This Plan shall be binding upon and inure to the benefit of any Participant, his heirs, executors and administrators and the Company, its successors and assigns. The rights, interests and benefits of any Participant or any person or persons claiming benefits under such Participant by reason of the Plan shall not be sold, transferred, alienated, assigned, pledged, hypothecated or encumbered or otherwise disposed of except by will or by the laws of descent and distribution and shall not be subject to execution, attachment, transfer by operation of law or any other legal process. Any attempted sale, transfer, alienation, assignment, pledge, hypothecation or encumbrance, or other disposition of any rights, interests, and benefits under this Plan contrary to the foregoing provisions, or the levy of any attachment or similar process thereupon, shall be null and void and without effect.

20.      Illinois Law to Govern
         ----------------------

         All questions pertaining to the construction, validity and effect of the provisions and administration of this Plan shall be determined in accordance with the laws of the State of Illinois.

21.      Controversy or Claim
         --------------------

         Any controversy or claim arising out of or relating to this Plan or any alleged breach hereof shall, upon request by either party, be submitted to arbitration in Chicago, Illinois, in accordance with the rules of the American Arbitration Association (the "AAA") for the resolution of commercial disputes. The arbitrator shall be selected by joint agreement of the Company and the Participant involved, but if they do not so agree within seven (7) days of the date of the request for arbitration, the selection shall be made in accordance with the rules of the AAA. The award rendered by the arbitrator shall be conclusive and binding upon the parties hereto and shall include a determination as to the party or parties to pay the fees and expenses incident to the arbitration, and a judgment may be entered upon the award in any court having jurisdiction hereof.

22.      Gender
         ------

         Wherever from the context of this Plan it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in any one of the masculine, feminine or neuter genders shall include the masculine, feminine and neuter.

23.      Withholding Tax
         ---------------

         The Company shall have the right to deduct from any amount payable hereunder any taxes required by law to be withheld with respect thereto.

24.      Amendment or Termination of Plan
         --------------------------------

         The Committee may from time to time amend or terminate any or all of the provisions of this Plan, except that without the consent of the Participant affected no amendment or termination of this Plan shall affect in a material way adverse to said Participant the vesting or valuation of, or payment for, any SVARs previously awarded pursuant to this Plan; provided, however, that the Committee may in any event amend or terminate any provision of this Plan and/or any previously awarded SVAR to the extent such amendment or termination is necessary to satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor to that Section 162(m), so that all payments under this Plan will qualify as deductible performance-based compensation.

25.      Effective Date
         --------------

         This Plan shall take effect upon adoption by the Board, but until the material terms of the compensation opportunity under this Plan have been approved by a majority vote of the shareholders of the Company, no payment shall be made under this Plan that would be a non-deductible payment because of
Section 162(m) of the Code or any successor to that Section 162(m).